UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2007

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE
(Address of principal		19803
executive offices)		(Zip code)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Executive Officer

On January 28, 2007, Mr. David Burt made known to the Board of Directors (the “Board”) of J.L. Halsey Corporation (the “Company”) his intention to resign his positions as President, Chief Executive Officer, Acting Chief Financial Officer, Treasurer and Secretary of the Company, effective January 29, 2007.  He will continue to hold his position as a member of the Board.

Appointment of Principal Executive Officer

On January 29, 2007, the Board appointed Mr. Luis A Rivera, age 35, as the Company’s Interim Chief Executive Officer and President, to hold office until his successor is duly elected and qualified.  He has served as the Company’s Chief Operating Officer since the acquisition of Lyris Technologies, Inc. (“Lyris”), in May 2005.  Mr. Rivera also was named President and Chief Executive Officer of Lyris at that time, and was named President and Chief Executive Officer of Uptilt, Inc. (d/b/a “EmailLabs”) following its acquisition by the Company in October 2005.  Mr. Rivera will continue to hold these positions with Lyrus and EmailLabs.  From May 2003 through May 2005, Mr. Rivera was the General Manager of Lyris.  From May 2001 through April 2003, Mr. Rivera was the Director of Sales of Lyris.  From November 1999 through May 2001, Mr. Rivera served as Director of International Sales of Turbolinx, an open source technology company.  Mr. Rivera is a graduate of Claremont McKenna College.  There is no family relationship between Mr. Rivera and any other officer or any director of the Company.  Mr. Rivera has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

Appointment of Principal Financial Officer

Also on January 29, 2007, the Company’s Board of Directors appointed Mr. Joseph Lambert, age 45, as the Company’s Chief Financial Officer, to hold office until his successor is duly elected and qualified.  Mr. Lambert joined the Company in August 2005 as Vice President and Controller. In November 2005 he was named Chief Accounting Officer. He will continue to hold those positions.  Prior to joining the Company, Mr. Lambert served as Director of Operational Accounting for Dreyer’s Grand Ice Cream, Inc. from December 2001 to August 2005.  From March 2001 through June 2001, Mr. Lambert was a consultant and served as Interim Controller of Equilibrium Technologies.  From June 2001 through October 2001, Mr. Lambert was employed by New Boston Select Group, Inc., in which capacity he continued to serve as Interim Controller of Equilibrium Technologies.  Prior to his work with Equilibrium Technologies, Mr. Lambert served as Controller of 1stUp.com Corporation from 1999 to 2001.  Mr. Lambert holds a B.A. in Economics from the University of California Los Angeles.  There is no family relationship between Mr. Lambert and any other officer or any director of the Company.  Mr. Lambert has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

	By:	/s/ Luis Rivera
	Name:	Luis Rivera
	Title:	Interim Chief Executive Officer

Date: February 1, 2007